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                                  LESSEE GUARANTEE


     This Lessee Guarantee (REMEC, Inc. Trust 1998-A), dated as of August 25, 1998 ("LESSEE GUARANTEE"), is made by REMEC, INC., a California corporation (in such capacity, the "LESSEE") in favor of the Beneficiaries.

                                 W I T N E S E T H:

     WHEREAS, REMEC, Inc., as Lessee, Union Bank of California, N.A., as Certificate Trustee, as Agent, and as Borrower, the Certificate Purchasers named therein, as Certificate Purchasers, and the Lenders named therein, have entered into that certain Participation Agreement, dated as of August 25, 1998 (as it may be modified, amended or restated from time to time as and to the extent permitted thereby, the "PARTICIPATION AGREEMENT"); and, unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Participation Agreement (including Appendix 1 thereto) shall have the same meanings when used herein as such terms have therein, and the rules of interpretation set forth in Appendix 1 to the Participation Agreement shall apply to this Lessee Guarantee); and

     WHEREAS, it is a condition precedent to the consummation by Participants of the transactions to be consummated on the Document Closing Date and the Advance Date that Lessee execute and deliver this Lessee Guarantee; and

     WHEREAS, Lessee has reviewed and approved the Operative Documents and is fully informed of (a) the extent of the Borrower Liabilities and (b) the remedies Beneficiaries may pursue thereunder, with or without notice to Lessee; and

     WHEREAS, it is in the best interests of Lessee that the Overall Transaction and the Advance Date occur; and

     WHEREAS, this Lessee Guarantee, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Lessee;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Lessee, Lessee hereby agrees as follows:

     SECTION 1. GUARANTEE. Lessee hereby irrevocably and unconditionally guarantees to Agent (both individually and in its capacity as Agent), each Participant, and their respective Indemnitees, successors and assigns (individually a "BENEFICIARY" and collectively the "BENEFICIARIES") the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and the full and prompt performance of all of the Borrower Liabilities (as hereinafter defined), including interest and yield on any Borrower Liabilities, whether accruing before or after any Insolvency Event involving Lessee or any other Person,

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and, if interest or yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such interest and yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agrees to pay all expenses (including attorneys' fees, legal expenses and allocated costs of internal counsel) paid or incurred by any Beneficiary in endeavoring to collect the Borrower Liabilities, or any part thereof, and in enforcing this Lessee Guarantee; PROVIDED, HOWEVER, if Lessee duly and timely exercises and consummates the Sale Option pursuant to the Lease and provided that a Lease Event of Default has not occurred, the amount guaranteed above with respect to the Certificate Amounts, Yield accrued thereon, principal of the Notes, and interest accrued thereon shall not exceed the aggregate amounts required to be paid and set over by Lessee pursuant to the Lease and other Operative Documents in connection with such exercise and sale. The foregoing limitation shall not apply to any Claim under any indemnity in any Operative Document. The term "BORROWER LIABILITIES", as used herein, shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: (i) all principal of the Notes and interest accrued thereon, (ii) all of the Certificate Amounts and Yield accrued thereon; (iii) all additional amounts and other sums (other than Basic Rent) at any time due and owing, and required to be paid by Borrower under the terms of the Loan Agreement, the Notes, the Trust Agreement, the Certificates, the Deeds of Trust or any other Operative Document (including Section 7.5 of the Participation Agreement and whether or not Lessee or any other Person shall be released or relieved from any or all liability or obligation to Borrower under any Operative Document).

     In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Lessee under this Lessee Guarantee would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Lessee Guarantee, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Lessee or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     Lessee agrees that, in the event of an Insolvency Event with respect to Borrower or Lessee, or the inability or failure of Borrower or Lessee to pay debts as they become due, or an assignment by Borrower or Lessee for the benefit of creditors, or the commencement of any case or proceeding in respect of Borrower or Lessee under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Borrower Liabilities may not then be due and payable, Lessee will pay to Agent forthwith the full amount which would be payable hereunder by Lessee if all Borrower Liabilities were then due and payable. Notwithstanding any modification, discharge or extension of any of the Borrower Liabilities or any amendment, modification, stay or cure of the rights or remedies of any Beneficiary which may occur in any bankruptcy or reorganization case or proceeding concerning Borrower or any other Person, whether permanent or temporary and whether assented to by any Beneficiary, Lessee hereby agrees that it shall be obligated hereunder to pay and perform

                                       -2-

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the Borrower Liabilities thereof and discharge its other obligations hereunder and under the Operative Documents in accordance with the terms thereof and the terms of this Lessee Guarantee in effect on the date immediately prior to such case or proceeding (including the obligation to perform and pay the portion of Borrower Liabilities consisting of interest or yield accruing or as would have accrued after the commencement of such bankruptcy or reorganization case or proceeding). Lessee understands and acknowledges that by virtue of this Lessee Guarantee, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding concerning Borrower or any other Person.

     To secure all of the obligations of Lessee hereunder, each Beneficiary shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by Lessee hereunder, appropriate and apply toward the payment of such amount, in such order of application as Agent may elect in accordance with the Loan Agreement and the Trust Agreement) any and all balances, credits, deposits, accounts or moneys of or in the name of Lessee or any of its Affiliates now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, Agent, Certificate Trustee or any Participant or any agent or bailee for Agent, Certificate Trustee or any Participant. Prior to the time any amount shall be due and payable hereunder, Lessee shall have the use and enjoyment of all such balances, credits, deposits, accounts and monies, including the right to withdraw the same. Notwithstanding the foregoing, no Beneficiary shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of the Lessee or any of its Affiliates held or maintained by such Beneficiary without the prior written consent of the Agent at the written direction of the Required Participants.

     This Lessee Guarantee shall in all respects be an absolute and unconditional guaranty of payment and performance (and not of collection), and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of Lessee). This Lessee Guarantee is made for the benefit of and shall be enforceable by each Beneficiary as its interests may appear, or by Agent on behalf of the Beneficiaries.

     Agent on behalf of itself and the Participants, and the Participants each may, from time to time at its discretion and without notice to Lessee (except for notices specifically required under the Participation Agreement), take any or all of the following actions: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Borrower Liabilities or any guaranteed obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Lessee, with respect to any of the Borrower Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Borrower Liabilities, or release or compromise (or cause Lessee to release or compromise) any obligation of Lessee hereunder or any obligation of any nature of any other obligor (including, without limitation, Borrower) with respect to any of the Borrower Liabilities; (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Borrower Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of

                                       -3-

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any nature of any obligor with respect to any such property; and (e) resort to Lessee for payment of any of the Borrower Liabilities, regardless of whether Agent or any other Person shall have resorted to any other property securing any of the Borrower Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Borrower Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Lessee).

     SECTION 2. LESSEE'S OBLIGATIONS UNCONDITIONAL. Lessee's obligations hereunder are independent of the obligations of Borrower or any other Person, and each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Borrower Liabilities or any security or other guaranty therefor. Such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Lessee with its obligations hereunder), whether based upon any claim that Borrower, Lessee, any Beneficiary, or any other Person may have against any Beneficiary or any other Person or otherwise, independent of any obligations of Lessee under any other guarantee, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Lessee, Borrower or any other Person shall have any knowledge or notice thereof) including:

     (A) any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Borrower Liabilities or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Leased Property, or any assignment, mortgage, encumbrance or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Borrower Liabilities; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;

     (B) any failure, omission or delay on the part of Borrower, any Beneficiary or any other Person to conform or comply with any term of any instrument or agreement referred to in CLAUSE (A) above;

     (C) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in CLAUSE
          (A) above or any obligation or liability of Borrower or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

     (D) any Insolvency Event with respect to Borrower, any Beneficiary, Lessee or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;

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     (E)  any limitation on the liability or obligations of any Person
          (including Borrower or Lessee) under any Operative Document (including, without limitation, any limitation on the liability of, or recourse to, Certificate Trustee, whether pursuant to Section 9.11 of the Participation Agreement or otherwise), the Borrower Liabilities, any collateral security for the Borrower Liabilities, any other guaranty of the Borrower Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in CLAUSE (A) above or any term of any thereof;

     (F) any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Leased Property by Lessee or any other Person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of Lessee, Lessor or any other Person;

     (G) any merger or consolidation of Borrower or Lessee into or with any other Person, or any sale, lease or transfer of any of the assets of Borrower or Lessee to any other Person;

     (H) any change in the ownership of any shares of capital stock or other interests in Borrower or Lessee or any corporate change in Borrower or Lessee; or

     (I) any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the Borrower Liabilities of a Lessee or surety or that might otherwise limit recourse against Lessee.

     The obligations of Lessee set forth herein constitute the full recourse obligations of Lessee enforceable against it to the full extent of all its assets and properties, notwithstanding any provision in the Participation Agreement or any other Operative Document or other agreements limiting the liability of Borrower, or any Beneficiary or any other Person.

     Lessee waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Liabilities and notice of or proof of reliance by any Beneficiary upon this Lessee Guarantee or acceptance of this Lessee Guarantee, and the Borrower Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Lessee Guarantee. Lessee unconditionally waives, to the extent permitted by Applicable Laws: (a) acceptance of this Lessee Guarantee and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in CLAUSES (A) through (I)

                                       -5-

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above, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Lessee, including, without limitation, any demand, presentment, protest, proof or notice of nonpayment under any Operative Document, and notice of default or any failure on the part of Borrower or Lessee to perform and comply with any covenant, agreement, term or condition of any Operative Document; (d) any right to the enforcement, assertion or exercise against Borrower or Lessee of any right, power, privilege or remedy conferred in any Operative Document or otherwise;
(e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under any Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Document or the Leased Property; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a Lessee or surety, or that might otherwise limit recourse against Lessee. Notwithstanding the foregoing, none of the waivers of notice or rights to consent or assent set forth in this paragraph shall be deemed to be a waiver of the obligation of any Person to give the notices to Lessee, or a waiver of the right of Lessee to consent or assent, which are specifically required by or granted in any other Operative Document.

     Lessee agrees that this Lessee Guarantee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of Borrower is rescinded or must be otherwise restored by any Beneficiary whether as a result of any Insolvency Event or otherwise.

     Lessee further agrees that, without limiting the generality of this Lessee Guarantee, if a Loan Event of Default shall have occurred and be continuing and any Beneficiary is prevented by Applicable Laws from exercising its remedies under the Operative Documents, such Beneficiary shall be entitled to receive hereunder from Lessee, upon demand therefor, the sums which would have otherwise been due from Borrower had such remedies been exercised.

     SECTION 3. WAIVER OF SUBROGATION. Until the prior indefeasible payment, in full and in cash, of all Borrower Liabilities, Lessee hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against Borrower arising from the existence, payment, performance or enforcement of Lessee's obligations under this Lessee Guarantee or any other Operative Document, including any right of subrogation, reimbursement, contribution, exoneration or indemnification, any right to participate in any claim or remedy of any Beneficiary against Lessee or any property or assets now or hereafter constituting part of the Trust Estate, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from Lessee, directly or indirectly, in cash or other property, or by setoff or any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to Lessee in violation of the preceding sentence and the Borrower Liabilities shall not have been indefeasibly paid in cash, such amount shall be deemed to have been paid to Lessee for the benefit of, and held in trust for, the Beneficiaries, and shall forthwith be paid to Agent, to be credited and applied pursuant to the terms of the Operative Documents. Lessee acknowledges that it will receive

                                      -6-

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direct and indirect benefits from the financing arrangements contemplated by the Participation Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits. Lessee hereby absolutely, unconditionally and irrevocably waives and agrees not to assert or take advantage of any defense based upon an election of remedies by any Beneficiary, including an election to proceed by nonjudicial rather than judicial foreclosure, which destroys or impairs any right of subrogation of Lessee or the right of Lessee to proceed against any Person for reimbursement, or both.

     SECTION 4.  MORTGAGE ON REAL PROPERTY; ADDITIONAL WAIVERS.

     (a) Lessee authorizes each Beneficiary at its sole option, without notice or demand and without affecting the liability of Lessee hereunder, to release and reconvey (with or without the receipt of any consideration) any Lien against any or all real or personal property security for the Borrower Liabilities, to foreclose any or all deeds of trust, mortgages, security agreements or other instruments or agreements by judicial or nonjudicial sale, and to exercise any other remedy against Borrower or any security, all without affecting the liability of Lessee hereunder.

     (b) Lessee waives any defenses or benefits that may be derived from California Code of Civil Procedure Sections 580a, 580b, 580d or 726, or comparable provisions of the laws of the State of California or any other jurisdiction, and all other suretyship defenses it would otherwise have under California law or the laws of any other jurisdiction. Lessee waives any right to receive notice of any judicial or nonjudicial sale or foreclosure of any real property, and the failure of Lessee to receive such notice shall not impair or affect Lessee's liability hereunder.

     (c) Lessee waives all rights and defenses that Lessee may have because Borrower's debt is secured by real property including, without limitation, arising out of an election of remedies by any Beneficiary, even though that election of remedies, such as nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lessee's rights of subrogation and reimbursement against Lessee or any other principal by operation of Section 580d of the Code of Civil Procedure or otherwise. This means, among other things:

          (1) Beneficiaries may collect from Lessee without first foreclosing on any real or personal property collateral pledged by Borrower;

          (2) If Beneficiaries foreclose on any real property collateral pledged by Borrower:

               (A) The amount of the debt may be reduced only by the price for which such collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and

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               (B) Beneficiaries may collect from Lessee even if Agent and
          Participant, by foreclosing on the real property collateral, have destroyed any right Lessee may have to collect from Borrower.

This is an unconditional and irrevocable waiver of any rights and defenses Lessee may have because Borrower's debt is secured by real property. These rights and defenses include any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.

     (d) Lessee acknowledges that it has, in this Lessee Guarantee, waived any and all rights of subrogation and reimbursement and any other rights and defenses available to Lessee by reason of Sections 2787 to 2855, inclusive, and Sections 2899 and 3433 of the California Civil Code, including, without limitation, (i) any defenses Lessee may have to its guaranty obligations by reason of an election of remedies by any Beneficiary and (ii) any rights or defenses Lessee may have by reason of protection afforded to Lessee or any other principal with respect to the obligation so guaranteed pursuant to the antideficiency or other laws of the State of California limiting or discharging Borrower's indebtedness, including Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

     SECTION 5. REASONABLENESS AND EFFECT OF WAIVERS. Lessee warrants and agrees that each of the waivers set forth in this Lessee Guarantee is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any Applicable Laws or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     SECTION 6. TRANSFERS BY BENEFICIARIES. Subject to the restrictions on transfer set forth in the Participation Agreement, each Beneficiary may, from time to time, whether before or after any discontinuance of this Lessee Guarantee, at its sole discretion and without notice to or consent of Lessee, assign or transfer any or all of its portion of the Borrower Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Borrower Liabilities shall be and remain Borrower Liabilities for the purposes of this Lessee Guarantee, and each and every immediate and successive assignee or transferee of any of the Borrower Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Borrower Liabilities, be entitled to the benefits of this Lessee Guarantee to the same extent as if such assignee or transferee were such Beneficiary.

     SECTION 7. NO WAIVER BY BENEFICIARIES. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Lessee Guarantee be binding upon any Beneficiary except as expressly set forth in a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary's rights or Lessee's obligations under this Lessee Guarantee. For the purposes of this Lessee Guarantee, Borrower Liabilities shall include all of the obligations

                                      -8-

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described in the definition thereof, notwithstanding any right or power of
Borrower or any other Person to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Lessee hereunder. Lessee's obligations under this Lessee Guarantee shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Lessee. Lessee hereby acknowledges that there are no conditions to the effectiveness of this Lessee Guarantee.

     SECTION 8. SUCCESSORS AND ASSIGNS. This Lessee Guarantee shall be binding upon Lessee and upon Lessee's successors and assigns; and all references herein to Lessee shall be deemed to include any successor or successors, whether immediate or remote, to such Person.

     SECTION 9. SEVERABILITY. Wherever possible, each provision of this Lessee Guarantee shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Lessee Guarantee shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lessee Guarantee.

     SECTION 10.  SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.  LESSEE:
(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LESSEE GUARANTEE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF CALIFORNIA AND OF ANY CALIFORNIA STATE COURT SITTING IN SAN DIEGO COUNTY, AND APPELLATE COURTS FROM ANY THEREOF; (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT TO SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH AT SCHEDULE II TO THE PARTICIPATION AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES TO THE PARTICIPATION AGREEMENT SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 9.3 OF THE PARTICIPATION AGREEMENT; AND (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY BENEFICIARY TO SUE IN ANY OTHER JURISDICTION.

     SECTION 11. NOTICES. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Lessee Guarantee shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in Section 9.3 of the Participation Agreement.

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     SECTION 12.  GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS LESSEE GUARANTEE
HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF CALIFORNIA. LESSEE HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LESSEE GUARANTEE OR ANY OTHER OPERATIVE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                              [SIGNATURE PAGES FOLLOW]


















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     IN WITNESS WHEREOF, Lessee has caused this Lessee Guarantee to be executed and delivered as of the date first above written.


                                       REMEC, INC.

                                        By:  /s/ Michael McDonald
                                          ----------------------------------
                                        Name:  Michael McDonald
                                        Title:  Chief Financial Officer